                                                                    Exhibit 3.52

                           ARTICLES OF INCORPORATION
                           -------- -- -------------

                                      OF

                           CIELO VISTA WILSONS, INC.
                           ----- ----- -------  ---

          The undersigned, being a natural person of the age of 18 years or more and acting as the incorporator, does hereby adopt the following Articles of Incorporation for the purpose of organizing a corporation pursuant to the provisions of the Texas Business Corporation Act.

                                  ARTICLE ONE
                                  ------- ---

          The name of the corporation is CIELO VISTA WILSONS, INC.

                                  ARTICLE TWO
                                  ------- ---

          The period of duration of the corporation is perpetual.

                                 ARTICLE THREE
                                 ------- -----

          The purpose or purposes for which the corporation is organized, which shall include the transaction of any or all lawful business for which corporations may be incorporated under the Texas Business Corporation Act, are:

          To buy, sell and generally deal in and with (at wholesale, retail or both) men's, women's and children's clothing, shoes, jewelry, belts, pocketbooks, and other accessories and wearing apparel of every kind and description.

          The foregoing clauses shall be construed as powers as well as purposes. The enumeration herein of specific purposes and powers shall not be held to limit or restrict in any way the general purposes and powers of the corporation. The matters specified in any clause shall, except where otherwise expressed, be in no wise limited or restricted by reference to or inference from the terms of any other clause of this or any other Article of these Articles of Incorporation, but the purposes and powers specified in each of the clauses of this Article shall be regarded as independent purposes and powers.

                                 ARTICLE FOUR
                                 ------- ----

          The aggregate number of shares which the corporation shall have authority to issue is one hundred, all of which are of one class and without par value.

          The Board of Directors of the corporation is hereby empowered to authorize the issuance from time to time of said shares without par value for such consideration as said Board of Directors may deem advisable, and any shares so issued and for which the consideration so fixed has been paid or delivered shall be deemed fully paid stock and the holder of such shares shall not be liable for any further call or assessment or any other payment thereon.

                                 ARTICLE FIVE
                                 ------- ----

          The corporation will not commence business until it has received for the issuance of its shares consideration of the value of at least one thousand dollars, consisting of money, labor done, or property actually received.

                                  ARTICLE SIX
                                  ------- ---

          No holder of any class of shares of the corporation shall be entitled to cumulate his votes at any election of directors.

                                 ARTICLE SEVEN
                                 ------- -----

          The following provisions are inserted herein for the purpose of defining, limiting, and regulating the powers of the corporation and of the directors and of the shareholders, provided, however, that said provisions shall not be deemed exclusive of any rights or liabilities otherwise granted or imposed by the laws of the State of Texas:

               1.   The liability of the directors of the
          corporation is eliminated to the fullest extent permitted by the provisions of the Texas Business
          Corporation Act and by the provisions of the Texas
          Miscellaneous Corporation Laws Act, as the same may be amended and supplemented.

               2. The corporation shall, to the fullest extent permitted by the provisions of the Texas Business Corporation Act, as the same may be amended and supplemented, indemnify any and all persons whom it shall have power to indemnify under said Article from and against any and all of the expenses, liabilities, or other matters referred to or covered by said Article.

               3. With respect to any matter for which the affirmative vote of the holders of at least a two-thirds portion of the shares entitled to vote is otherwise required by the Texas Business Corporation Act, the act of the shareholders on that matter shall be the affirmative vote of the holders of at least a majority of the shares entitled to vote on that matter, rather than the affirmative vote otherwise required by the Texas Business Corporation Act. With respect to any matter for which the affirmative vote of the holders of at least two-thirds portion of the shares of any class is otherwise required by the Texas Business Corporation Act, the act of the holders of shares of that class on that matter shall be the affirmative vote of the holders of at least a majority of the shares of that class, rather than the affirmative vote of the holders of shares of that class otherwise required by the Texas Business Corporation Act.

               4. Any action required by the Texas Business Corporation Act to be taken at an annual or special meeting of shareholders, or any action which may be taken at an annual or special meeting of shareholders, may be taken without a meeting, without prior notice, and without a vote, if a consent or consents in writing, setting forth the action so taken, shall be signed by the holder or holders of shares having not less than the minimum number of votes that would be necessary to take such action at a meeting at which the holders of all shares entitled to vote on the action were present and voted.

                                 ARTICLE EIGHT
                                 ------- -----

          The post-office address of the initial registered office of the corporation in the State of Texas is c/o United States Corporation Company, 400 North St. Paul, Dallas, Texas 75201, and the name of the initial registered agent of the corporation at such address is United States Corporation Company.

                                  ARTICLE NINE
                                  ------- ----

          The number of directors constituting the initial Board of Directors of the corporation is five and the name and the address of the persons who are to serve as directors until the first annual meeting of the shareholders or until their successors are elected and qualify are:

     NAME                                    ADDRESS
     ----                                    -------

     David L. Rogers                         400 Highway 169S., Suite 600
                                             Minneapolis, MN 55426

     Michael A. Friedheim                    One Theall Road
                                             Rye, New York 10580

     Denise Tolles                           One Theall Road
                                             Rye, New York 10580

     Arthur V. Richards                      One Theall Road
                                             Rye, New York 10580

     Shahid Quraeshi                         One Theall Road
                                             Rye, New York 10580

                                  ARTICLE TEN
                                  ------- ---

          The name and the address of the incorporator are:

     NAME                                    ADDRESS
     ----                                    -------

     Athena Amaxas                           15 Columbus Circle
                                             New York, NY 10023-7773

                                 ARTICLE ELEVEN
                                 ------- ------

          From time to time any of the provisions of these Articles of Incorporation may be amended, altered, or repealed, and other provisions authorized by the laws of the State of Texas at the time in force may be added or inserted in the manner and at the time prescribed by said laws, and all contracts and rights at any time conferred upon the shareholders of the corporation by these Articles of Incorporation are granted subject to the provisions of this Article.

Signed on August 16, 1993.

                                        /s/ Athena Amaxas
                                        ----------------------------------------
                                        Athena Amaxas, Incorporator

                              ARTICLES OF MERGER

                                      OF

                          BARTON CREEK WILSONS, INC.
                           HULEN MALL WILSONS, INC.
                           INGRAM PARK WILSONS, INC.
                             IRVING WILSONS, INC.
                             LAREDO WILSONS, INC.
                           SHARPSTOWN WILSONS, INC.
                                      AND
                              TYLER WILSONS, INC.

                                 WITH AND INTO

                           CIELO VISTA WILSONS, INC.


To the Secretary of State
State of Texas

          Pursuant to the provisions of Article 5.04 of the Texas Business Corporation Act, the domestic business corporations herein named do hereby adopt the following Articles of Merger:

          1. The names of the constituent corporations are BARTON CREEK WILSONS, INC., HULEN MALL WILSONS, INC., INGRAM PARK WILSONS, INC., IRVING WILSONS, INC., LAREDO WILSONS, INC., SHARPSTOWN WILSONS, INC. and TYLER WILSONS, INC., all of which are business corporations organized under the laws of the State of Texas and are subject to the provisions of the Texas Business Corporation Act (the "Terminating Corporations"), and CIELO VISTA WILSONS, INC., which is a business corporation organized under the laws of the State of Texas and is subject to the provisions of the Texas Business Corporation Act ("Cielo Vista").

          2. Annexed hereto as Exhibit A and made a part hereof is the Plan of Merger (the "Plan") for merging the Terminating Corporations with and into Cielo Vista, as approved by the directors and sole shareholder of each of the Terminating Corporations and by the directors and sole shareholder of Cielo Vista.

          3. The number of shares of each of the Terminating Corporations which are (and at the time of shareholder approval of the Plan were) outstanding is 100, all of which are of one class.

          4. The approval of the Plan by the sole shareholder of each of the Terminating Corporations was by written consent, which has been given in accordance with the provisions of Article 9.10 of the Texas Business Corporation Act, and any written notice required by that Article has been given.

          5. The number of shares of Cielo Vista which are (and at the time of shareholder approval of the Plan were) outstanding is 100, all of which are of one class.

          6. The approval of the Plan by the sole shareholder of Cielo Vista was by written consent, which has been given in accordance with the provisions of Article 9.10 of the Texas Business Corporation Act, and any written notice required by that Article has been given.

          7. Cielo Vista will continue to exist as the surviving corporation following the merger herein provided for under the name "Wilsons Leather of Texas Inc." pursuant to the provisions of the Texas Business Corporation Act.

          8. The effective time and date of these Articles of Merger and the merger herein provided for shall be the close of business on August 3, 1996.

Executed on July 19, 1996

                                        BARTON CREEK WILSONS, INC.
                                        HULEN MALL WILSONS, INC.
                                        INGRAM PARK WILSONS, INC.
                                        IRVING WILSONS, INC.
                                        LAREDO WILSONS, INC.
                                        SHARPSTOWN WILSONS, INC.
                                        TYLER WILSONS, INC.


                                        By: /s/ David L. Rogers
                                            ------------------------------------
                                        Name:   David L. Rogers
                                        Title:  President of Each


                                        CIELO VISTA WILSONS, INC.


                                        By: /s/ David L. Rogers
                                            ------------------------------------
                                        Name:   David L. Rogers
                                        Title:  President

                                                                       EXHIBIT A

                                 PLAN OF MERGER


          BARTON CREEK WILSONS, INC., HULEN MALL WILSONS, INC., INGRAM PARK WILSONS, INC., IRVING WILSONS, INC., LAREDO WILSONS, INC., SHARPSTOWN WILSONS, INC. and TYLER WILSONS, INC., all Texas corporations (the "Terminating Corporations"), and CIELO VISTA WILSONS, INC., a Texas corporation ("Cielo Vista"), shall merge into a single corporation pursuant to the Texas Business Corporation Act upon the following terms and conditions:

          (1) The merger of the Terminating Corporations into Cielo Vista (the "Merger") shall be effective at the close of business on August 3, 1996, and Cielo Vista shall be the surviving corporation following the Merger (the "Surviving Corporation").

          (2) Upon the effectiveness of the Merger, all of the outstanding shares of capital stock of the Terminating Corporations shall be canceled, no shares of the Surviving Corporation, cash or other consideration shall be issued in exchange therefor or upon cancellation thereof, and each share of capital stock of Cielo Vista shall remain outstanding as capital stock of the Surviving Corporation and shall not be converted or exchanged or in any way modified as a result of the Merger.

          (3) Upon the effectiveness of the Merger, the corporate existence of the Terminating Corporations shall cease, and the corporate existence of Cielo Vista, as the Surviving Corporation, shall continue under, and shall be governed by, the laws of the State of Texas.

          (4) The Articles of Incorporation and By-Laws of Cielo Vista in effect immediately prior to the effectiveness of the Merger (a true and correct copy of which Articles of Incorporation is attached to this Plan of Merger), by virtue of the Merger and without further action by the shareholders or directors of the Terminating Corporations or Cielo Vista, shall continue as, and shall be deemed to be, the Articles of Incorporation and By-Laws of the Surviving Corporation until amended in accordance with the laws of the State of Texas, except that, upon the effectiveness of the Merger, Article One of said Articles of Incorporation shall be deemed to be amended to read in its entirety as follows:

                                  "ARTICLE ONE
                                   ------- ---

               The name of the corporation is Wilsons Leather of Texas Inc."

          (5) The directors of Cielo Vista immediately prior to the effectiveness of the Merger shall be the directors of the Surviving Corporation, subject to the applicable provisions of the By-Laws of the Surviving Corporation, until the expiration of the respective terms of such directors for which they were elected and until their respective successors are elected and have qualified or as otherwise provided in the By-Laws of the Surviving Corporation. The officers of Cielo Vista immediately prior to the effectiveness of the Merger shall be the officers of the Surviving Corporation until their respective successors are chosen and have qualified or as otherwise provided in the By-Laws of the Surviving Corporation.

                   STATEMENT OF CHANGE OF REGISTERED OFFICE
                                      BY
                               REGISTERED AGENT


To the Secretary of State
State of Texas

Pursuant to the provisions of Article 2.10.1 of the Texas Business Corporation Act, the undersigned registered agent, for the corporation named below submits the following statement for the purpose of changing the registered office address for such corporation in the State of Texas:

Charter No.  See attached list

1. The name of the corporation (hereinafter called the "Corporation") represented by the said registered agent is:

     See attached list

2. The address at which the said registered agent has maintained the registered office for the corporation is

                         400 N. St. Paul
                         Dallas, Texas 75201

3. The new address at which the said registered agent will hereafter maintain the registered office for the corporation is

                         800 Brazos
                         Austin, Texas 78701

4. Notice of this change of address has been given in writing to the above corporation at least 10 days prior to the date of filing of this Statement.

Dated:  July 11, 1997

                                   UNITED STATES CORPORATION COMPANY


                                   /s/ John H. Pelletier
                                   ---------------------------------------------
                                   John H. Pelletier, Assistant Vice President

Filing fee $15.00